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                                                                     EXHIBIT 3.9

                            MEMBER CONTROL AGREEMENT
                                       OF
                       HERBERGER'S DEPARTMENT STORES, LLC

     THIS MEMBER CONTROL AGREEMENT (the "Member Control Agreement") of Herberger's Department Stores, LLC (the "Company"), effective as of the 6th day of March, 2006, is made by The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, as the sole member (the "Member").

                                    RECITALS

     WHEREAS, this Member Control Agreement is intended to serve as the member control agreement relating to the business and affairs of the Company as provided in Section 322B.37 of the Minnesota Act (as hereinafter defined) and replaces in its entirety the Operating Declaration of the Company; and

     WHEREAS, the Member desires to state this Member Control Agreement, as set forth below;

     NOW; THEREFORE, the Member declares as follows:

     1. FORMATION.

     Effective with the filing of the Articles of Organization ("Articles"), the Company constitutes a limited liability company formed pursuant to the Minnesota Act and other applicable laws of the State of Minnesota. The Board of Governors shall, when required, file such amendments to or restatements of the Articles, in such public offices in the State of Minnesota or elsewhere as the Board of Governors deem advisable to give effect to the provisions of this Member Control Agreement and the Articles, and to preserve the character of the Company as a limited liability company.

     2. NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.

     The Company shall conduct its business under the name "Herberger's Department Stores, LLC" or such other name as the Board of Governors shall hereafter designate. The principal office and place of business of the Company shall be located at 600 Mall Germain, . St. Cloud, Minnesota 56301, or such other address as the Board of Governors shall hereafter designate. The initial registered agent for service of process at the registered office of the Company shall be Corporation Service Company. The registered office of the Company shall be located at 33 South Sixth Street, Multifoods Tower, Minneapolis, Minnesota 55402, or such other name as the Board of Governors shall hereafter designate.

     3. PURPOSE.

     The purposes of the Company are to:

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          (a) own, hold and manage certain department stores and any other lawful business in which corporations for profit, professional corporations, limited partnerships or general partnerships formed in Minnesota may engage;

          (b) exercise all powers necessary to or reasonably connected with the Company's business that may be legally exercised by limited liability companies under the Minnesota Act; and

          (c) engage in all activities necessary, customary, convenient, or incident to such purposes.

     4. STATUTORY COMPLIANCE.

     The Company shall exist under and be governed by, and this Member Control Agreement shall be construed in accordance with, the applicable laws of the State of Minnesota. The Member shall execute and file such documents and instruments as may be necessary or appropriate with respect to the formation of, and the conduct of business by, the Company.

     5. TITLE TO COMPANY PROPERTY.

     All property shall be owned by the Company and, insofar as permitted by applicable law, the Member shall have no ownership interest in the property. Except as provided by law, an ownership interest in the Company shall be personal property for all purposes.

     6. THE BOARD OF GOVERNORS.

          6.1 Management. The business and affairs of the Company shall be managed by a Board of Governors. Except as provided by applicable law, the Board of Governors shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

          6.2 Number and Tenure of Governors. The Board of Governors shall initially consist of two (2) Governors who shall be as follows: James H. Baireuther and Byron L. Bergren. The number of Governors shall be fixed from time to time by the Member, but in no instance shall there be less than two Governors. Governors shall serve at the discretion of the Member. Governors shall be appointed by the Member.

          6.3 Authority and Duties of Board of Governors. The Board of Governors, acting by a majority in number of Governors, shall have the sole and exclusive right to manage and control, and complete and exclusive discretion in the management and control of, the affairs and business of the Company to the extent provided herein; and shall have all of the rights and powers of a board of governors of a limited liability company to the extent permitted by the Minnesota Act. The Board of Governors shall take all actions necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Minnesota and of each other jurisdiction in which such existence is necessary to

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protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes.

          6.4 Duties of Governors. The Governors shall devote to the Company such time as may be necessary for the proper performance of all duties of such Governor under the Minnesota Act, but no Governor shall be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities. Neither the Company nor the Member shall have any right, by virtue of this Member Control Agreement, to share or participate in other investments or activities of any Governor. No Governor shall incur liability to the Company or to the Member as a result of engaging in any other business or venture.

          6.5 Compensation. Compensation of Governors shall be fixed from time to time by the Member, absent which Governors shall serve without compensation.

          6.6 Resignation. Any Governor may resign at any time by giving written notice to the Member. The resignation of a Governor shall take effect 30 days after receipt of such notice unless sooner accepted by the Member or at such later time as shall be specified in such notice, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

          6.7 Vacancies. Any vacancy occurring for any reason in the number of Governors, including by reason of an increase in the number of Governors, shall be filled by the Member. A Governor appointed to fill a vacancy shall hold office until a successor shall be appointed and shall qualify, or until such Governor's earlier death, removal or resignation.

          6.8 Meetings. Action Without a Meeting. Meetings of the Board of Governors may be called by a majority of the Governors on no less than 24 hours notice. Governors may meet at any place within or without the State of Minnesota as set forth in the notice of the meeting. The Board of Governors may act without a meeting by consent in writing signed by all of the Governors.

          6.9 Officers. The Board of Governors are hereby authorized by the Member to appoint officers ("Officers") to implement the decisions of the Board of Governors, including, but not limited to, the administration of the day-to-day business of the Company and, subject to the other provisions of this Member Control Agreement, the administration of the ordinary and usual business affairs of the Company, and the Officers so appointed shall be responsible for such implementation. Except as expressly provided to the contrary in this Member Control Agreement, and except as otherwise directed by the Board of Governors, the Officers are authorized to make decisions relating to the day-today affairs of the Company and to implement such decisions. In addition, the Board of Governors is hereby authorized to delegate to the Officers such responsibilities as deemed appropriate by approval of the Board of Governors, including, but not limited to, the right to execute and deliver instruments on behalf of the Company.

          6.10 Removal of Officers. Any of the Officers may be removed by the Board of Governors at any time, by written notice of such removal given without any prior notice or

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warning, for any reason whatsoever, and the Board of Governors shall appoint such Officer's successor.

          6.11 Compensation for Services. Compensation of Officers shall be as approved by the Board of Governors.

          6.12 Liability of the Officers and Governors. As long as an Officer or a Governor, as applicable, shall act in good faith with respect to the conduct of the business and affairs of the Company, no such Officer or Governor shall be liable to the Company or to the Member, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which such Officer or Governor, as applicable, may do or refrain from doing in connection with the business and affairs of the Company, except in the case of gross negligence, willful misconduct, fraud or bad faith.

     7. INDEMNIFICATION OF GOVERNORS AND OFFICERS.

          7.1 Generally.

               7.1.1 The Company, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against the Governors or Officers relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Governors or Officers in connection with the business of the Company, including attorneys' fees incurred by such Governors or Officers in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended, and the Investment Companies Act) as permitted by law.

               7.1.2 The Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Governors or Officers who for the benefit of the Company make any deposit, acquire any option, or make any other similar payment or assume any obligation in connection with any property proposed to be acquired by the Company and who suffer any financial loss as the result of such action.

               7.1.3 A Governor or Officer shall not be entitled to indemnification under this Section 7.1 if the conduct of such Governor or Officer constitutes bad faith, gross negligence or willful or wanton misconduct. For purposes of this Member Control Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants selected with reasonable care, will be presumed to have been done or omitted to be done in good faith and not to constitute gross negligence or willful or wanton misconduct.

          7.2 Insurance. The Company may purchase and maintain insurance on behalf of any one or more indemnitees under Section 7.1 and such other persons as the Board of Governors shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with the Company's activities, whether or not the Company would have the power to indemnify such person against such liability or expense under the provisions of this Member Control Agreement. The Governors and the Company may enter into indemnity contracts and adopt written procedures pursuant to which arrangements are made

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for the advancement of expenses and the funding of obligations under this
Section 7.2 and containing such other procedures regarding indemnification as are appropriate.

     8. APPOINTMENT OF GOVERNORS AS ATTORNEY-IN-FACT.

     The Member irrevocably constitutes and appoints each of the Governors as the Member's true and lawful attorney and agent, with full power and authority in the Member's name, place and stead, to execute, acknowledge, deliver, file and record in the appropriate public offices all certificates or other instruments (including, without limitation, counterparts of the Articles or of this Member Control Agreement) which such Governor deems appropriate to qualify or continue the Company as a limited liability company in jurisdictions in which the Company conducts business, including amendments to the Articles or this Member Control Agreement necessary to effect changes of a ministerial nature which do not materially and adversely affect the rights or increase the obligations of the Member. Any person dealing with the Company may conclusively presume and rely upon the fact that any such instrument executed by such agent and attorney-in-fact is authorized, regular and binding without further inquiry.

     9. RIGHTS AND OBLIGATIONS OF THE MEMBER.

          9.1 Limitation on Member's Liabilities. The Member's liability shall be limited as set forth in this Member Control Agreement, the Minnesota Act and other applicable law. The Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company beyond the amount contributed by the Member to the capital of the Company, except as provided under the Minnesota Act.

          9.2 Voting Rights. Except as otherwise specifically set forth in this Member Control Agreement, the Member shall have only the voting rights set forth in the Minnesota Act.

          9.3 Action by Member Without a Meeting. Any action required or permitted to be taken by the Member may be taken without a meeting by consent in writing signed by the Member.

     10. CAPITAL ACCOUNTS. The Member, as successor to Saks Incorporated (the "Former Member"), succeeds to the capital account of the Former Member, as such capital account is reflected on the books of the Company as of the date hereof.

     11. DISTRIBUTIONS. All distributions by the Company shall be made at the discretion of the Board of Governors.

     12. BOOKS AND RECORDS.

          12.1 Availability. At all times during the existence of the Company, the Board of Governors shall keep or cause to be kept complete and accurate books and records appropriate and adequate for the Company's business, and any records required to be kept under Section 322B.373 of the Minnesota Act. Such books and records, whether financial, operational or otherwise and including a copy of this Member Control Agreement and all amendments, shall at all times be maintained at the principal place of business of the Company. The Member or such Member's duly authorized representative, subject to reasonable standards established by the

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Board of Governors governing what information and documents are to be furnished at what time and location and at whose expense, shall have the right at any time, for any purpose reasonably related to such Member's ownership interest, to inspect and copy from such books and documents during normal business hours.

          12.2 Reports. If requested by the Member, within ninety (90) days after the end of each fiscal year, the Board of Governors shall cause to be delivered to the Member a profit and loss statement for, and a balance sheet as of the end of, such year.

          12.3 Registration. The Board of Governors shall file or cause to be filed on behalf of the Company a registration with the Secretary of State as required by Section 322B.960 of the Minnesota Act.

          12.4 Tax Returns. The Board of Governors shall cause an accountant to prepare all tax returns that the Company is required to file, if any, and shall file with the appropriate taxing authorities all such returns in a manner required for the Company to be in compliance with any law governing the timely filing of such returns.

          12.5 Depositories. The Board of Governors shall maintain or cause to be maintained one or more accounts for the Company in such depositories as the Board of Governors shall select. All receipts of the Company from whatever source received (but no funds not belonging to the Company) shall be deposited in such accounts, and all expenses of the Company shall be paid from such accounts. All amounts so deposited shall be received, held and disbursed by an Officer or Officers designated by the Board of Governors only for the purposes authorized by this Member Control Agreement. Unless otherwise determined by the Board of Directors, all signatories on any such account shall be bonded under a blanket commercial bond insuring the Company against loss, and such accounts shall be insured against loss from forgery.

     13. DISSOLUTION.

          13.1 Events Causing Dissolution. The Company shall be dissolved and its affairs wound up at such time as the Member determines that the Company should be dissolved, or whenever dissolution is required by law.

          13.2 Liquidation of Property and Application of Proceeds.

               13.2.1 Winding Up. Upon the dissolution of the Company, the Board of Governors shall wind up the Company's affairs in accordance with the Minnesota Act. In winding up the affairs of the Company, the Board of Governors is authorized to take any and all actions contemplated by the Minnesota Act as permissible.

               13.2.2 Distribution of Proceeds. Upon the winding up of the Company, the Board of Governors shall distribute the proceeds and undisposed property as follows:

               (i) to creditors, including the Member if the Member is a creditor (to the extent and in the order of priority provided by law) in satisfaction of liabilities of the Company, whether by payment or the making of reasonable provisions for payment thereof; and

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               (ii) thereafter, to the Member.

     IN WITNESS WHEREOF, the sole Member hereby executes this Member Control Agreement as of the date first above written.

                                        MEMBER:

                                        THE BON-TON DEPARTMENT STORES, INC.


                                        By: /s/ ROBERT E. STERN
                                            ------------------------------------
                                        Name: Robert E. Stern
                                        Title: Vice President-General Counsel
                                               and Secretary